UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

On October 15, 2007, FTI Consulting, Inc. (“FTI”) issued a press release (the “Press Release”) announcing that FTI’s $150 million aggregate principal amount of 3 3/4% Senior Subordinated Convertible Notes due July 15, 2012 (the “Notes”) are convertible by holders effective October 15, 2007 pursuant to the indenture governing the Notes (the “Indenture”). The Notes became convertible as a result of the closing price of the Company’s common stock exceeding the conversion threshold price of $37.50 per share (120% of the applicable conversion price of $31.25 per share) for at least 20 trading days in the 30 consecutive trading days ended October 15, 2007 (the first day of the conversion period). The Notes are available for conversion under the terms of the Indenture during the period to and including January 15, 2008. The full text of the Press Release issued on October 15, 2007 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated October 15, 2007 of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: October 15, 2007	By:	/s/ ERIC B. MILLER
Eric B. Miller
Senior Vice President and
General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 15, 2007 of FTI Consulting, Inc.

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